Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion or incorporation by reference of our report, dated February 26, 2025, with respect to the consolidated balance sheets of ClearPoint Neuro, Inc. (the “Company”) as of December 31, 2024 and 2023 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, in (i) the Company’s Registration Statement on Form S-8 (No. 333-183382), (ii) the Company’s Registration Statement on Form S-8 (No. 333-191908), (iii) the Company’s Registration Statement on Form S-8 (No. 333-206432), (iv) the Company’s Registration Statement on Form S-8 (No. 333-220783), (v) the Company’s Registration Statement on Form S-8 (No. 333-238907), (vi) the Company’s Registration Statement on Form S-3 No. (333-252346); (vii) the Company’s Registration Statement on Form S-8 No. (333-256789), (viii) the Company’s Registration Statement on Form S-8 No. (333-265349), and (ix) the Company’s Registration Statement on Form S-8 No. (333-279454).

/s/ Cherry Bekaert LLP

Tampa, Florida

February 26, 2025